Item No. 77D (Policies with respect to
security investment) - Attachment

Series 16 - Eaton Vance Large-Cap Core
Research Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.